As filed with the Securities and Exchange Commission on July 6, 2022

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IDERA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3072298 (I.R.S. Employer Identification Number)

505 Eagleview Blvd., Suite 212 Exton, Pennsylvania (Address of Principal Executive Offices)	19341 (Zip Code)

IDERA PHARMACEUTICALS, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Vincent J. Milano

President and Chief Executive Officer

505 Eagleview Blvd., Suite 212

Exton, Pennsylvania 19341

(Name and address of agent for service)

(484) 348-1600

(Telephone number, including area code, of agent for service)

Copy to:

Celia A. Soehner, Esq.

Alexandra M. Good, Esq.

Morgan, Lewis & Bockius LLP

One Oxford Centre, 32nd Floor,

Pittsburgh, PA 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Idera Pharmaceuticals, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 600,000 shares of common stock, $0.001 par value (the “Common Stock”), under the Idera Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan, as amended (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2017 (File No. 333-219740) and July 11, 2019 (File No. 333-232609).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (filed on May 5, 2022);

(c)	The Company’s Current Reports on Form 8-K filed on May 27, 2022 and June 24, 2022; and

(d)	The description of the Company’s Common Stock Registration Statements set forth on Form 8-A filed with the Commission on December 4, 2003, as amended on August 17, 2007 and December 7, 2007.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included as part of the signature page)
99.1	Idera Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on June 9, 2017)
99.2	Amendment to Idera Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on June 24, 2022)
107*	Filing Fee Table

*            Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on or before July 6, 2022.

Idera Pharmaceuticals, Inc.

By:	/s/ Vincent J. Milano
Vincent J. Milano
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Idera Pharmaceuticals, Inc. hereby severally constitute and appoint Vincent J. Milano and John J. Kirby, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendment to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idera Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on or before this 6th day of July, 2022:

Signature	Title	Date

/s/ Vincent J. Milano	President, Chief Executive Officer and Director	July 6, 2022
Vincent J. Milano	(Principal Executive Officer)

/s/ John J. Kirby	Senior Vice President and Chief Financial Officer	July 6, 2022
John J. Kirby	(Principal Financial and Accounting Officer)

/s/ Michael Dougherty	Chairman of the Board of Directors	July 6, 2022
Michael Dougherty

/s/ Cristina Csimma	Director	July 6, 2022
Cristina Csimma, PharmD, MHP

/s/ James A. Geraghty	Director	July 6, 2022
James A. Geraghty

/s/ Mark Goldberg	Director	July 6, 2022
Mark Goldberg, M.D.

/s/ Maxine Gowen	Director	July 6, 2022
Maxine Gowen, Ph.D.

/s/ Carol A. Schafer	Director	July 6, 2022
Carol A. Schafer

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